UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2012

LAM RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-12933	94-2634797
(Commission File Number)	(IRS Employer Identification Number)

4650 Cushing Parkway

Fremont, California 94538

(Address of principal executive offices including zip code)

(510) 572-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.	3
Item 1.01 Entry into a Material Definitive Agreement.	3
Item 2.01 Completion of Acquisition or Disposition of Assets.	3
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.	4
Item 3.02 Unregistered Sales of Equity Securities.	4
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	4
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.	6
Item 9.01 Exhibits.	6

SIGNATURES	7

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the consummation on June 4, 2012 of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of December 14, 2011 (the “Merger Agreement”), by and among Lam Research Corporation, a Delaware corporation (“Lam Research”), BLMS Inc., a California corporation and a wholly owned subsidiary of Lam Research (“Merger Sub”) and Novellus Systems, Inc., a California corporation (“Novellus”). Pursuant to the Merger Agreement, on June 4, 2012, Merger Sub merged with and into Novellus (the “Merger”), with Novellus continuing as the surviving entity. The events described in this Current Report on Form 8-K occurred in connection with the consummation of the Merger.

Item 1.01 Entry into a Material Definitive Agreement.

Supplemental Indenture

On June 4, 2012, in connection with the consummation of the Merger, Novellus, Lam Research and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), entered into a supplemental indenture (the “Supplemental Indenture”) to the Indenture (the “Indenture”), dated as of May 10, 2011, between Novellus and the Trustee, relating to the 2.625% Senior Convertible Notes due 2041 of Novellus (the “Notes”). Pursuant to the Supplemental Indenture, Lam Research expressly guarantees, on a senior unsecured basis, the obligations of Novellus under the Indenture and the Notes and agrees that the Notes will be convertible into cash and shares of Lam Research common stock in accordance with the original terms and conditions of the Indenture and the Notes. In the event of a default in the payment of principal, interest or premium (if any) on the Notes, the guarantee may be enforced against Lam Research without first proceeding against Novellus.

Except as set forth in the preceding paragraph, the original terms and conditions of the Indenture and the Notes have not been materially amended by the Supplemental Indenture. A summary of the original terms and conditions of the Indenture and the Notes is set forth in Novellus’ Current Report on Form 8-K dated May 10, 2011, which summary is incorporated into this Item 1.01 by reference.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to Novellus’ Current Report on Form 8-K dated May 10, 2011 and is incorporated into this Item 1.01 by reference, and the Supplemental Indenture, a copy of which is attached as Exhibit 4.2 hereto and is incorporated into this Item 1.01 by reference.

Indemnification Agreements

Lam Research’s Board of Directors, pursuant to a unanimous written consent executed on June 2, 2012, authorized Lam Research to enter into Indemnification Agreements with each of its Section 16 executive officers and directors. The form of Indemnification Agreement is attached hereto as Exhibit 10.1.

Each Indemnification Agreement provides that, subject to certain exclusions, Lam Research shall indemnify the applicable Section 16 executive officer or director to the fullest extent permitted by law, including any greater indemnification that is afforded by a subsequent change in applicable law. The Indemnification Agreement also provides, among other things, for advancement of expenses and independent or disinterested determinations as to whether the standard for indemnification under the Indemnification Agreement has been met, and governs other procedural matters related to indemnification. The rights afforded to the indemnified persons under the Indemnification Agreements are not exclusive of other rights of indemnification such persons may enjoy under Lam Research’s bylaws. The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the copy of the form of such agreements attached hereto as Exhibit 10.1.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 4, 2012, Lam Research completed the business combination with Novellus pursuant to the terms of the Merger Agreement. At the effective time of the Merger, Merger Sub merged with and into Novellus, with Novellus continuing as the surviving entity and a wholly owned subsidiary of Lam Research. Lam Research stockholders approved the issuance of shares of Lam Research common stock to Novellus shareholders pursuant to the merger contemplated by the Merger Agreement at a special meeting of stockholders held on May 10, 2012.

As a result of the transaction, former Novellus shareholders will receive an aggregate of approximately 83.6 million shares of Lam Research common stock for their shares of Novellus common stock, representing 1.125 shares of Lam Research common stock per share of Novellus common stock.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to Lam Research’s Current Report on Form 8-K dated December 15, 2011 and which is incorporated into this Item 2.01 by reference.

A copy of the press release issued by Lam Research and Novellus on June 4, 2012 announcing the completion of the Merger is filed herewith as Exhibit 99.1 and is incorporated into this Item 2.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated into this Item 3.02 by reference.

The Notes and the underlying Lam Research common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

Effective upon the consummation of the Merger, the size of the Lam Research Board of Directors (the “Board”) was increased from 11 to 15, and Youssef A. El-Mansy, Krishna Saraswat, William R. Spivey, and Delbert A. Whitaker (the “New Directors”), each of whom is a former director of Novellus, was appointed to the Board.

Each New Director will receive prorated annual compensation for his service as a director consistent with Lam Research’s current policies for compensation of non-employee directors.

Youssef A. El-Mansy, Ph.D., has been a director of Novellus Systems since April 2004 and joins the Lam Research board of directors with the Novellus Systems merger. He will serve on Lam Research’s Compensation Committee. Dr. El-Mansy is the retired vice president and director of logic technology development, at Intel Corp., a leading producer of microchips, computing and communications products, where he was responsible for managing technology development, the processor design center for Intel’s Technology and Manufacturing Group and two wafer manufacturing facilities. Dr. El-Mansy joined Intel in 1979 and led microprocessor technology development at Intel for 20 years. Dr. El-Mansy holds both bachelor’s and master’s degrees in Electronics and Communications from Alexandria University in Egypt and a Ph.D. in Electronics from Carleton University in Ottawa, Canada.

Krishna Saraswat, Ph.D. has been a director of Novellus Systems since February 2011 and joins the Lam Research board with the Novellus Systems merger. He will serve on Lam Research’s Nominating and Governance Committee. Dr. Saraswat has served as the Rickey/Nielsen Professor in the School of Engineering at Stanford University since 2004. He has also served as Professor of Electrical Engineering and a Professor of Material Science and Engineering at Stanford University since 1983. Dr. Saraswat received his bachelor’s degree in Electronics in 1968 from the Birla Institute of Technology and Science, Pilani, India, and his master’s and doctorate degrees in Electrical Engineering in 1969 and 1974, respectively, from Stanford University.

William R. Spivey, Ph.D. has been a director of Novellus Systems since May 1998, and he also currently serves on the boards of directors at Cascade Microtech, Inc., a developer of precision electrical test and measurement solutions, and Raytheon Company, a prime contractor on a broad portfolio of defense systems for government customers. Dr. Spivey will serve on Lam Research’s Nominating and Governance Committee. Dr. Spivey was previously president and chief executive officer of Luminent, Inc., a producer of fiber optic components. He also has served as group president of the Network Products Group at Lucent Technologies, on the board of directors of Laid PLC, a global wireless connectivity solutions provider, and has held senior management positions at AT&T Microelectronics, and Tektronix, Inc. Dr. Spivey holds a bachelor’s degree in Physics from Duquesne University, a master’s degree in Physics from Indiana University of Pennsylvania and a Ph.D. in Management from Walden University.

Delbert A. Whitaker has been a director of Novellus Systems since March 2002. He joins the Lam Research board of directors with the Novellus Systems merger. Mr. Whitaker will serve on Lam Research’s Audit Committee. From 1968 until his retirement in 2000, Mr. Whitaker was employed by Texas Instruments, Inc., a semiconductor company, where he held positions including senior vice president of Worldwide Analog and Standard Logic, vice president of the U.S. semiconductor business, and held various management positions in product departments, marketing and sales. Mr. Whitaker holds a bachelor’s degree in Electrical Engineering from Texas A&M University, where he is a member of the Engineering Advisory Board.

Other than as disclosed in the registration statement on Form S-4 (File No. 333-179267) (as amended, modified, or supplemented, the “Registration Statement”) filed by Lam Research with the Securities and Exchange Commission in connection with the Merger, there are no arrangements or understandings between any New Director and any other persons pursuant to which such New Director was named as a director of Lam Research. None of the New Directors has any family relationship with any of Lam Research’s directors or executive officers or any persons nominated or chosen by Lam Research to be a director or executive officer. Other than as described in the Registration Statement, none of the New Directors has any direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(c) of Form 8-K.

In accordance with Lam Research’s customary practice, Lam Research will enter into its standard form of indemnification agreement with each New Director, which will require Lam Research to indemnify such New Director against certain liabilities that may arise as result of his status or service as a director, including, in the case of each New Director, a clause making clear that the indemnity agreement covers any claims associated with such New Director consenting to be named in the Registration Statement. The description of each New Director’s indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which is attached to this Form 8-K as Exhibit 10.1.

Appointment of New Officer

Pursuant to the Employment Agreement between Lam Research and Timothy M. Archer dated as of March 6, 2012, which was filed as Exhibit 10.3 to the Registration Statement, and effective upon the consummation of the Merger, Mr. Archer became the Executive Vice President, Chief Operating Officer of Lam Research.

Mr. Archer, 45, served as Novellus’ Chief Operating Officer since January 2011. After joining Novellus in 1994, Mr. Archer held a number of positions, including Executive Vice President of Sales, Marketing and Customer Satisfaction from September 2009 to January 2011; Executive Vice President, PECVD and Electrofill Business Units from November 2008 to September 2009; Senior Vice President, PECVD and Electrofill from September 2007 to November 2008; Senior Vice President, Dielectrics Business Group from February 2006 to September 2007; Senior Vice President, PECVD and Electrofill Business Unit from October 2005 to February 2006; Vice President and General Manager for the Electrofill Business Unit from April 2002 to October 2005; Senior Director of Technology for the Electrofill Business Unit from April 2001 to April 2002; and Senior Director of Technology for Novellus Systems Japan from July 1999 to April 2001. Prior to joining Novellus,

Mr. Archer was employed at Tektronix, Inc., a provider of communications network management and diagnostic solutions. Mr. Archer completed the Program for Management Development at Harvard Business School and holds a Bachelor of Science degree in Applied Physics from the California Institute of Technology.

Other than as described in the Registration Statement, there are no arrangements or understandings between Mr. Archer and any other persons pursuant to which Mr. Archer was named as Executive Vice President, Chief Operating Officer of Lam Research. Mr. Archer does not have any family relationship with any of Lam Research’s directors or executive officers or any persons nominated or chosen by Lam Research to be a director or executive officer. Other than as described in the Registration Statement, Mr. Archer has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(c) of Form 8-K.

In accordance with Lam Research’s customary practice, Lam Research will enter into its standard form of indemnification agreement with Mr. Archer, which will require Lam Research to indemnify Mr. Archer against certain liabilities that may arise as result of his status or service as an executive officer of Lam Research. The description of Mr. Archer’s indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which is attached to this Form 8-K as Exhibit 10.1.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective June 2, 2012, the Board of Directors of Lam Research approved the amendment and restatement of Lam Research’s bylaws. The amendment and restatement made the following changes to the bylaws:

•	eliminated duplicative language regarding the preparation and provision of stockholder lists for meetings (Section 7.1);

•	deleted a section regarding annual statements to stockholders (Section 7.3);

•	made certain other minor changes, including updating cross-references and standardizing terms used in the bylaws.

This description of the amended and restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the text of the amended and restated bylaws, attached as Exhibit 3.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited consolidated balance sheets of Novellus as of December 31, 2011, and December 31, 2010, and the audited consolidated statements of operations and consolidated statements of cash flows of Novellus for the years ended December 31, 2011, 2010, and 2009, and the notes related thereto, will be filed by amendment to this Form 8-K no later than August 17, 2012.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet as of December 31, 2011 and the unaudited pro forma condensed combined statements of income for the fiscal year ended December 31, 2011, and the notes related thereto, will be filed by amendment to this Form 8-K no later than August 17, 2012.

(d) Exhibits

3.2	Amended and Restated Bylaws, as adopted by the Board of Directors of Lam Research on June 2, 2012

4.1	Indenture, dated as of May 10, 2011, between Novellus Systems, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Novellus Systems, Inc.’s Current Report on Form 8-K dated May 10, 2011)

4.2	Supplemental Indenture, dated as of June 4, 2012, among Lam Research Corporation, Novellus Systems, Inc., and The Bank of New York Mellon Trust Company, N.A., as trustee

10.1	Form of Indemnification Agreement

99.1	Press Release dated June 4, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2012

LAM RESEARCH CORPORATION

By:	/s/ George M. Schisler, Jr.
George M. Schisler, Jr.
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.2	Amended and Restated Bylaws, as adopted by the Board of Directors of Lam Research on June 2, 2012

4.1	Indenture, dated as of May 10, 2011, between Novellus Systems, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Novellus Systems, Inc.’s Current Report on Form 8-K dated May 10, 2011)

4.2	Supplemental Indenture, dated as of June 4, 2012, among Lam Research Corporation, Novellus Systems, Inc., and The Bank of New York Mellon Trust Company, N.A., as trustee

10.1	Form of Indemnification Agreement

99.1	Press Release dated June 4, 2012